UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Event Requiring Report: November 16, 2000




                               STARUNI CORPORATION
                  --------------------------------------------
             (Exact Name of Registrant as Specified on its Charter)


           O-30061                                    95-2210753
     ------------------                         -----------------------
  (Commission File Number)               (IRS Employer Identification Number)


                                   CALIFORNIA
 -------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)




                             1642 Westwood Boulevard
                          Los Angeles, California 90024
 -------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)




                                 (310) 470-9358
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

--------------------------------------------------------------------------------


On November 16, 2000, Staruni Corporation acquired from Enova Holdings, Inc. all of the outstanding shares of Pego Systems, Inc. in exchange for Fifteen Million (15,000,000) restricted shares of the common stock of Staruni (or sufficient shares to make Enova a Fifty percent (50%) holder of the issued and outstanding shares of Staruni). No additional cash consideration was exchanged between the parties. Staruni has agreed that Frederic Cohn, Chairman of Enova, shall be appointed to the board of directors of Staruni effective as of the date of the Stock Purchase Agreement.

Enova Holdings, Inc. is a Nevada corporation, with its principal offices located in Los Angeles, California.

Pego Systems, Inc. is a privately held corporation in the business of distribution and development of environmental- control and filtration systems. It has been in business for 27 years with such customers as Coca-Cola, Mobil Oil and other Fortune 500 Companies. The addition of Pego, with its significant revenues, is expected to add significant shareholder value to Staruni. Pego owns a manufacturing site, consisting of a 22,000 square foot facility located in Long Beach California.

The board of directors of Staruni approved the transaction in a unanimous vote.

--------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

--------------------------------------------------------------------------------


The following exhibit is included:



** Stock Purchase Agreement dated November 16, 2000 between Staruni Corporation and Enova Holdings, Inc.

** Financial statements for Pego, which will be produced and filed within 60 days of the filing hereof.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2000


                                                 Staruni Corporation



                                                 By: /s/ Bruce Stuart
                                                 --------------------------
                                                  Bruce Stuart, President